EXHIBIT 1.10







                           SMITH CORONA CORPORATION,

                                                                      Landlord,


                                      and


                           J. M. MURRAY CENTER, INC.,

                                                                       Tenant





                                     LEASE










                        For Demised Premises located at

                   Smith Corona Distribution Facility Plant 6
                               839 Route 13 South
                            Cortlandville, New York

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE 1
         Definitions........................................................ 1

ARTICLE 2
         Demise, Term and Rent.............................................. 3

ARTICLE 3
         Use      .......................................................... 5

ARTICLE 4
         Subordination...................................................... 5

ARTICLE 5
         Assignment and Subletting.......................................... 5

ARTICLE 6
         Estoppel Certificate............................................... 6

ARTICLE 7
         Requirements of Law................................................ 6

ARTICLE 8
         Property Loss and Indemnification.................................. 9

ARTICLE 9
         Destruction - Fire and Other Casualty............................. 10

ARTICLE 10
         Insurance......................................................... 11

ARTICLE 11
         Condemnation...................................................... 13

ARTICLE 12
         Repairs  ......................................................... 14

ARTICLE 13
         Alterations....................................................... 15

ARTICLE 14
         Taxes    ......................................................... 15

ARTICLE 15
         Operating Expense; Net Lease Utilities............................ 15

ARTICLE 16
         Signs    ......................................................... 17

ARTICLE 17
         Limitation of Landlord's Liability................................ 17

ARTICLE 18
         Broker   ......................................................... 17

ARTICLE 19
         Default -  Conditions of Limitation............................... 17

ARTICLE 20
         Re-Entry by Landlord.............................................. 19

ARTICLE 21
         Damages  ......................................................... 20

ARTICLE 22
         Surrender......................................................... 22

ARTICLE 23
         Access to Demised Premises........................................ 23

ARTICLE 24
         Waivers  ......................................................... 23

ARTICLE 25
         Miscellaneous..................................................... 24

                 LEASE dated as of the ____ day of February, 1995 between SMITH CORONA CORPORATION, having its address at 839 NYS 13, P.O. Box 2020, Cortland, New York 13095 (herein called "Landlord"), and J.M. MURRAY CENTER, INC., a corporation having an address c/o Riehlman, Shafer & Shafer, 3 Clinton Street, Tully, New York 13159-0430 (herein called "Tenant").


                             W I T N E S S E T H :


                  Landlord and Tenant hereby covenant and agree as follows:


                                   ARTICLE 1

                                  Definitions

                  1.1 As used in this Lease, the following terms have the meanings set forth below:

                  Additional Rent: All sums of money other than Fixed Rent as shall become due and payable by Tenant in connection with this Lease, including but not limited to the amounts set forth in Article 15. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Fixed Rent.

                  Applicable Law: All laws, statutes and ordinances (including building codes and zoning ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which are or become, or purport to be, applicable to the Demised Premises or any part thereof or the sidewalks, curbs or areas adjacent thereto, including without limitation the Americans With Disabilities Act, and all requirements, obligations and conditions of all instruments of record affecting the Demised Premises or any part thereof on the date of this Lease or to which this Lease is or becomes subordinate.

                  Building: The building premises known as and by street address Plant 6, 839 Route 13 South, Cortland, New York excluding the structure commonly referred to as the "FCC Building".

                  Commencement Date:  As defined in Section 2.2.

                  Demised Premises:  Together, the Building and the
Property.

                  Enviromental Indemnification Agreement: Shall mean that certain Enviromental Indemnification Agreement dated as of February 28, 1995 by and among Landlord and Tenant, a copy of which is annexed hereto as Exhibit 7.2.

                  Expiration Date:  As defined in Section 2.2.

                  Fixed Rent:  As defined in Section 2.3.

                  Force Majeure: Shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto, governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty or the process of settling insurance claims, but shall not include lack of funds or financial inability to perform.

                  Insurance Requirements: All present and future requirements of any insurance policy covering or applicable to all or any part of the Demised Premises or the use thereof, all requirements of any administrative body governing the underwriting standards of insurance companies issuing policies within the State of Connecticut and having jurisdiction over all or any portion of the Demised Premises.

                  Landlord: Only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

                  Landlord's Agents: The agents, contractors and employees of Landlord.

                  Person: The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

                  Property: All of the underlying land owned by Landlord as more particularly described on Exhibit A attached hereto and made a part hereof. The foregoing shall include, in addition, any other parcels of land or improvements or any facility serving the project and made available by easement, agreement or otherwise.

                  Purchase and Sale Agreement: Shall mean that certain purchase and sale agreement dated February 28, 1995 by and between Landlord and Tenant, which provides for purchase and sale of the Demised Premises.

                  Real Estate Taxes:  As defined in Section 15.2.

                  Rent:  As defined in Section 2.3.

                  Repair:   The  term  "repair"   shall  be  deemed  to  include
restoration and replacement as may be necessary to achieve and maintain good working order and condition.

                  Tenant: The Tenant herein named or any assignee or successor in interest (immediate or remote of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance, and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

                  Tenant's   Agents:   The   officers,   employees,    servants,
contractors, licensees, concessionaires, invitees and agents of Tenant.

                  Tenant's Property: The furniture and furnishings of Tenant and the following which are furnished and installed by or for Tenant without expense to Landlord and without any allowance or credit to Tenant: movable partitions, chandeliers and other hanging, standing or projecting special lighting fixtures, special cabinet work, other business and trade fixtures, business machines, business equipment and communications equipment, whether or not attached to or built into the Demised Premises and which can be removed without permanent structural damage to, or permanent defacement of, the Building.

                  Term:  As defined in Section 2.2.


                                   ARTICLE 2

                             Demise, Term and Rent

                  2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Demised Premises.

                  2.2 Term. The term of this Lease (the "Term") (a) shall commence on February ___, 1995 (the "Commencement Date") and (b) shall terminate (the "Expiration Date") on the date which is the earlier of (i) the "Closing Date" pursuant to the Purchase and Sale Agreement, or (ii) the date that Landlord shall terminate the Purchase and Sale Agreement by reason of a default by Tenant, as Purchaser thereunder, or (iii) six (6) months following the date upon which the Purchase and Sale Agreement is terminated for a reason other than that set forth in clause (b)(ii) of this
Section 2.2. Notwithstanding clause (b)(i), (b)(ii) or (b)(iii) of this Section 2.2, in no event shall the Expiration Date be later than June 30, 1996, except as provided for in Article 25 of the Purchase and Sale Agreement, whereby the Lease Term may be extended by Landlord to up to two (2) additional one (1) year terms in order to secure a Release of the Consent Order (as defined therein), in which case the Expiration Date may be extended through June 30, 1998.

                  2.3 Rent. The rents reserved under this Lease, shall be payable throughout the Term commencing on the Commencement Date. Rent (as defined below) shall be and consist of (a) fixed rent (herein called "Fixed Rent"), as follows:

================================================================================
                                    Annual Rent                    Monthly Rent
--------------------------------------------------------------------------------
2/__/95 - 12/31/95                  $164,000.00                     $13,666.67
--------------------------------------------------------------------------------
1/1/96 - the Expiration             $164,000.00                     $13,666.67
Date, which may include
extension of up to two
(2) additional one (1)
year terms pursuant to
Article 25 of the
Purchase and Sale
Agreement through
June 30, 1998
================================================================================

Fixed Rent shall be payable in equal monthly installments in the amount set forth above, in advance on the first day of each and every calendar month during the Term, and (b) Additional Rent. Fixed Rent and Additional Rent shall be paid in lawful money of the United States to Landlord at the address first set forth above, or to such other person and/or at such other place as Landlord may designate by notice to Tenant (Fixed Rent and Additional Rent are herein sometimes collectively called "Rent").

                  2.4 No Setoff. Tenant shall pay Fixed Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.


                                   ARTICLE 3

                                      Use

                  3.1 Tenant's Business. Tenant shall use and occupy the Demised Premises for manufacturing and related purposes only and for no other purpose.

                  3.2 Permits. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

                  3.3 Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do anything to be done in the Demised Premises, in any manner (a) which violates the Certificate of Occupancy for the Building; or (b) which constitutes a violation of Applicable Law or the Insurance Requirements.


                                   ARTICLE 4

                                 Subordination

                  4.1 Superior Mortgages. Tenant agrees that this Lease is subordinate to any bona fide first mortgage now or in the future placed on the Demised Premises and any renewals or extensions thereof and upon request of Landlord Tenant agrees to execute any instrument which may be required by said mortgagee to effectuate this subordination. As a condition of any such subordination, Landlord agrees to obtain from any mortgagee to whose mortgage this Lease is to be subordinated an agreement that so long as Tenant, its successors or assigns, is in possession of the Demised Premises and not in default in Tenant's compliance with the provisions of this Lease, the Tenant will not be disturbed in its possession by such mortgagee. "Mortgagee" as used herein shall include successors and assigns.


                                   ARTICLE 5

                           Assignment and Subletting

                  5.1 Consent Required. Tenant covenants and agrees that neither this Lease, nor the estate hereby granted, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, the Tenant's legal representatives, or successors in interest by operation of law or otherwise, and that neither the Demised Premises nor any part thereof shall be sublet, or offered or advertised for subletting, without the prior written consent of Landlord, which consent to an assignment may be withheld by Landlord in it sole and absolute discretion; however, Landlord shall not unreasonably withhold its consent to a sublease which is expressly subordinate to Landlord's interest, and which is otherwise reasonably acceptable to Landlord.


                                   ARTICLE 6

                              Estoppel Certificate

                  6.1 Delivery of Certificate. Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument duly acknowledged and delivered to any proposed or actual mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

                  (a) That this Lease is unmodified and in full force and effect (or, if there has been any modification, that the same is in full force and effect as modified and stating the modification);

                  (b) Whether or not there are then existing any set-offs, or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so specifying the same); and

                  (c) The dates, if any, to which the Rent has been paid in advance.

                  6.2 Notice of Lease. The parties hereto agree to execute, acknowledge, and deliver a statutory form notice of lease with respect to this Lease, or any amendment of or other agreement supplementary to this Lease, sufficient for recording. Such notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants, and conditions of this Lease.


                                   ARTICLE 7

                              Requirements of Law

                  7.1 Compliance. Tenant, at Tenant's sole cost and expense, shall at all times promptly comply with all Applicable Laws and Insurance Requirements (collectively, "Regulations") with respect to Tenant's use or occupancy of the Demised Premises.

                  7.2 Environmental Provisions. During the Term of this Lease, Landlord and Tenant shall comply with all terms and conditions of the Enviromental Indemnification Agreement


                                   ARTICLE 8

                       Property Loss and Indemnification

                  8.1 Limitation of Liability. Landlord or Landlord's Agents shall not be liable for any damage to property of Tenant, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by Landlord or Landlord's Agents, nor shall Landlord or Landlord's Agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work.

                  8.2 Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant, Tenant's Agents or any subtenants or licensees or their partners, officers, agents, employees or contractors; and (c) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or Landlord's Agents by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).


                                   ARTICLE 9

                     Destruction - Fire and Other Casualty

                  9.1 Repairs. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect it is understood and agreed that the Tenant, and Purchaser pursuant to the Purchase and Sale

Agreement, has agreed to accept the Demised Premises in it condition as of the Lease Commencement Date, and therefore any damage, deterioration or destruction occurring on or after the Lease Commencement Date is solely the responsibility of Tenant. Tenant hereby agrees to accept all risk of loss of all or one part of the Demised Premises. This provision is intended to supersede the provisions of the so-called Uniform Vendors and Purchasers Risk Act, New York General Obligations Law Section 5- 1311.

                           (b)     All insurance proceeds received or receivable
by Tenant for any casualty shall be paid over to Landlord and advanced to Tenant as provided for in Section 9.3 below.

                  9.2 Tenant's Property. Tenant acknowledges that Landlord will not carry insurance on Tenant's Property or on Tenant's business records or other property of Tenant or Tenant's Agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.

                  9.3 Restoration. If the Demised Premises shall be damaged or destroyed, Tenant shall with reasonable diligence cause the Demised Premises to be repaired, restored and rebuilt to its former condition provided that, after deduction from such insurance proceeds of the reasonable costs and expenses, if any, incurred by Landlord in the collection of such proceeds, including without limitation the reasonable fees and disbursements of counsel to Landlord, all net proceeds of insurance received by Landlord with respect to the damage or destruction shall be made available to Tenant to be used toward the payment of repairing, rebuilding and restoring the Property so damaged or destroyed, provided that (i) in the event such net proceeds are not adequate to cover the cost of repair, restoration or rebuilding as determined by Landlord, Tenant shall deposit with Landlord the amount of the difference between the net proceeds and the estimated cost of such repair, restoration or replacement, (ii) all liens, inchoate or perfected, which may arise for or from or result by reason of work, materials or equipment for or in connection with such repairs, rebuilding or restorations shall be removed by bonding, deposit or otherwise within thirty (30) days after notice to Tenant, (iii) such net proceeds shall be made available in each case only after the plans and specifications have been submitted to Landlord and approved by Landlord, (iv) payments shall be made from said insurance funds to Tenant on the terms and conditions as may be reasonably set forth by Landlord, (v) the repairs and restorations must be completed free of all liens for work, labor or materials, and all such work must conform to all applicable laws, regulations, ordinances, rules, orders and requirements of the federal, state and municipal authorities and departments having jurisdiction, and (vi) Tenant covenants that it will receive such balance of insurance proceeds and all advances made out of such insurance proceeds as hereinabove mentioned and will have the right to receive the same as a trust fund to be applied first for the purpose of paying the cost of such repair and restoration before using any part of the same for any other purpose.


                                   ARTICLE 10

                                   Insurance

                  10.1 Casualty Insurance/"All-Risk" Coverage. (a) Tenant will, at its sole expense, obtain and keep in force during the Term of this lease, "all-risk" coverage insurance (including all casualties) naming Landlord and Tenant as insured, as their interests may appear and such other parties as Landlord or Tenant may designate as additional insureds, in the customary form in the Town of Cortlandville for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Demised Premises. The amount of insurance will be designated by Landlord no more frequently than once every twelve (12) months; will be set forth on an "agreed amount endorsement" to the policy of insurance; will not be less than Two Million and 00/100 ($2,000,000.00) Dollars. All policies shall provide, and Tenant hereby agrees, that all proceeds of all insurance shall be paid over to Landlord. Any such proceeds which are received by Tenant shall be held "in trust" by Tenant to be immediately paid over to Landlord. Tenant shall not compromise or settle any insurance claim without Landlord's prior written approval.

                           (b)  Commercial General Liability.  Tenant will,
at its sole expense, obtain and keep in force during the term of this lease commercial general liability insurance with a combined single limit of not less than two million and 00/100 ($2,000,000.00) Dollars for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant, including without limitation coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the premises or arising out of the maintenance, use, or occupancy of the Demised Premises. Such insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in Section 8.2. Such insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons.

                  (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of New York reasonably acceptable to Landlord. The "all-risk" coverage insurance and the general liability insurance will be carried in the joint names of Tenant and Landlord as insureds, and such other parties having an interest in the Demised Premises as Landlord and Tenant may designate. All insurance policies will be subject to approval by Landlord and any lender as to form and substance; will expressly provide that such policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; will, to the extent obtainable, provide that no act or omission of Tenant that would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained; and will, to the extent obtainable, contain a waiver by the insurer of its rights of subrogation against Landlord. Upon issuance, each insurance policy or a duplicate or certificate of such policy will be delivered to Landlord and any lender whom Landlord designates. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies. If the Reba Lease shall be in place, pursuant to said lease, Reba Properties, Inc., the landlord thereunder, shall be named as an additional insured on all insurance policies.

                  10.2 Tenant's Property. Tenant agrees throughout the Term, to maintain insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies on Tenant's Property.


                                   ARTICLE 11

                                  Condemnation

                  11.1 Total Taking. If all or substantially all of the Building or the Property shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of the vesting of title in the condemnor.

                  11.2 Partial Taking. If less than all of the Building or the Property shall be so condemned or taken, but if such taking shall substantially affect the Demised Premises or the means of access thereto, or if such condemnation or taking shall be of a substantial part of the Demised Premises, then Landlord or Tenant shall have the right to terminate this Lease and the term and estate hereby granted by the delivery of written notice to the other party within thirty (30) days following the date of actual vesting of title in the condemnor. Such termination shall take effect as of the date of actual vesting of title in the condemnor or thirty (30) days after the giving of such notice of termination, whichever is later. If Landlord or Tenant shall not so elect to terminate, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemnor, Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so condemned or taken bears to the total area of the Demised Premises prior to such condemnation or taking.

                  11.3 Award. In the event of the termination of this Lease in accordance with this Article, Rent shall be prorated and paid to the effective date of the termination. Tenant, whether this Lease be canceled pursuant to this Article, shall not be entitled to claim or receive any part of any award or compensation which may be issued or rendered in any such condemnation proceeding or as a result of such condemnation or taking, and shall not be entitled to claim or receive any damages against Landlord, whether the same be for the value of the unexpired term of this Lease or otherwise.

                  11.4 Purchase and Sale Agreement. Nothing in this Article 11 is intended to limit, amend or modify the terms and conditions of the Purchase and Sale Agreement, which shall require Tenant, as Purchaser pursuant to the
Purchase and Sale Agreement, to close title to the Demised Premises notwithstanding such condemnation, and otherwise provides for the allocation of any award.


                                   ARTICLE 12

                                    Repairs

                  12.1 Repairs. Tenant at its sole cost and expense shall be solely responsible for all repairs or replacement to the Demised Premises, whether structural or nonstructural, and the fixtures and appurtenances therein including without limitation landscaping, HVAC, roof and structural repairs and/or replacements as needed to preserve the Demised Premises and the fixtures and appointments therein in good working order and condition.

                  It is understood and agreed that this Lease has been executed in connection with the Purchase and Sale Agreement and that pursuant to said Purchase and Sale Agreement, the Tenant as purchaser hereunder has agreed to accept the Demised Premises in its "as-is" condition as of the Lease
Commencement Date, and therefore as provided for above, all repair and replacements in any connection to the Demised Premises during the term of this Lease are the sole responsibility of Tenant.

                  12.2 Abatement. Neither (i) the making by Landlord, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Demised Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (iv), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents or any superior lessor or superior mortgagee other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's Agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

                  The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9.


                                   ARTICLE 13

                                  Alterations

                  13.1 Requirements. All improvements installed by Tenant which are affixed to the Building, including, without limitation, partitions, tile floors, hung ceilings, power lines, heating and air-conditioning ducts, plumbing fixtures, water pipes and gas lines shall become upon their installation the property of Landlord and shall not be removed at the end of the Term by Tenant. Landlord shall have no obligation whatsoever to reimburse the cost thereof to Tenant or otherwise. The location of any such improvement shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Further, Tenant shall not make any improvements to the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld if Tenant demonstrates to Landlord's reasonable satisfaction that all such improvements shall (i) be completed in compliance with all applicable laws, rules and regulations, and (ii) in a lien free, good and workmanlike manner.

                  Tenant may install such other machinery, equipment and other property as it may need to carry out its operation in the Demised Premises and, except as above provided, shall remove the same upon the termination of this Lease. All such machinery equipment and other property, except as herein otherwise specifically provided, shall be and remain the sole property of Tenant, whether or not the same is attached to or appurtenant to the Demised Premises. In the event that the installation or removal of any such machinery or equipment damages the Demised

Premises, Tenant shall, at its sole cost and expense, immediately repair the same.

                                   ARTICLE 14

                               Real Estate Taxes

                  Landlord shall pay all real estate taxes for the Demised Premises, during the Term of this Lease.

                                   ARTICLE 15

                     Operating Expense; Net Lease Utilities

                  15.1 Utilities. (a) Tenant shall pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Demised Premises during the Term, whether or not the services are billed directly to Tenant. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Demised Premises which are installed by Tenant. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

                           (b)  Landlord reserves the right to submeter or
otherwise estimate Tenant's usage of utilities and to bill the Tenant for Tenant's usage in accordance with the applicable submeter readings. If Landlord shall elect to submeter any utility, Landlord shall monthly deliver to Tenant a bill, which bill Tenant shall pay to Landlord as Additional Rent within five (5) calendar days of receipt thereof by Tenant. Until the sewer lines are separated, Tenant's usage shall be based upon an estimated amount based upon 200% of Tenant's usage of potable water.

                           (c)  Separate Utilities.  As provided for in
Article 23 of the Purchase and Sale Agreement, the Tenant shall separate (and pay the cost thereof) all of the utilities for the Demised Premises so that submetering shall no longer be required.

                           (d)  Net Lease.  Except for Real Estate Taxes to
be paid for by Landlord pursuant to Article 14, the Fixed Rent shall be a net rental payment. All costs of maintenance, repairs (whether or not structural or capital in nature), utilities, insurance and all other expenses of whatsoever nature in connection with the operation, occupancy or maintenance of the Demised Premises shall be paid solely by the Tenant during the Term of this Lease, all such amounts to be regarded as Additional Rent.

                  15.2 Tenant's use of electrical energy shall never exceed the Building's capacity. Without the prior consent of Landlord, Tenant shall not perform or permit any alteration to the wiring installations or other electrical facilities in or serving the Demised Premises or any additions to the electrical fixtures in the Demised Premises.

                  15.3 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the utility furnished to the Demised Premises or if the quantity or character of the utility is no longer available or suitable for Tenant's requirements, except for any actual damage (as opposed to consequential or punitive) suffered by Tenant by reason of any such failure, inadequacy or defect cause by the negligence or Landlord or Landlord's Agents, and then only after actual notice to Landlord by Tenant pursuant to Section 25.3 of this Lease and, in such event, Tenant, and those claiming by or through Tenant, waive, to the fullest extent permitted by Applicable Law any consequential damages resulting therefrom.


                                   ARTICLE 16

                                     Signs

                  Tenant shall have the right to install signs on the Demised Premises or on the building identifying Tenant's business which signs shall be maintained by Tenant at all times in accordance with all Applicable Laws.


                                   ARTICLE 17

                       Limitation of Landlord's Liability

                  Tenant shall look solely to the estate and interest of Landlord in the Building for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 18

                                     Broker

                  Tenant covenants, warrants and represents that no broker negotiated or brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of space in the Building. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for a brokerage commission or other compensation arising out of any discussions or negotiations had by Tenant with any broker.


                                   ARTICLE 19

                      Default -- Conditions of Limitation

                  19.1 If at any time during the Term of this Lease there is filed against Tenant in any court pursuant to any statute, either of the United States of America or any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and, within ninety
(90) days after such filing, Tenant fails to secure a dismissal thereof; or if Tenant shall make a voluntary application for any of the foregoing relief, or an assignment for the benefit of creditors or petition for or enter into an arrangement for the benefit of creditors, or admit in writing the inability to pay its debts; then, in any such event, this Lease, at the option of Landlord, may be terminated by written notice to Tenant (but if any of such events occurs prior to the Commencement Date, this Lease shall, without any obligation on the part of the Landlord to give such notice, thereupon be terminated), and, whether such termination occurs prior to or during the Term hereof, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the same. Landlord, in addition to the other rights and remedies it may have by virtue of any other provision herein contained (including, without limitation, Article 23 hereof) or by virtue of any statute, judicial decision or other rule of law, may retain, to be credited against the damages described in Article 23 below, any rent, security deposit or monies received by it from Tenant or others on behalf of Tenant.

                  19.2 Events of Default. This Lease and the Term and estate hereby granted are subject to the further limitations that (the following events to be sometimes referred to as "Event(s) of Default"):

                           (a)  if Tenant shall default in the payment of any
Fixed Rent or Additional Rent, and such default shall continue for five (5) days, or

                           (b) if Tenant  shall,  whether by action or inaction,
be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to criminal penalty or to prosecution for a crime or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord (not to exceed sixty (60) days in the aggregate), or

                           (c) if Tenant shall be in default  pursuant to any of
the terms and conditions of the Purchase and Sale Agreement, or if the Purchase and Sale Agreement shall terminate for any reason whatsoever,

                           (d)  if an event of default occurs under the Reba
Lease due to the action or inaction of Tenant,

then this Lease and the Term hereof shall, at Landlord's option and without further notice to Tenant, terminate and expire, and Tenant shall then quit and surrender the Demised Premises to Landlord.


                                   ARTICLE 20

                              Re-Entry by Landlord

                  20.1 Summary Dispossess. If (i) Tenant shall not pay Rent when same is due and payable, or (ii) an Event of Default shall have occurred, or
(iii) if this Lease shall terminate as provided in Article 19, Landlord or Landlord's Agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical meaning. If this Lease is terminated under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder of the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

                  20.2 Injunctive Relief. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  20.3 Retention of Monies. If this Lease shall terminate under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.


                                   ARTICLE 21

                                    Damages

                  21.1 Acceleration, Reletting. If this Lease is terminated under the provisions of Article 19, or if Landlord shall re-enter the Demised Premises under the provisions of Article 20, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, in addition to any and all rights or remedies which Landlord may have at law or in equity pursuant to this Lease or the Purchase and Sale Agreement, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                           (a)  a sum which at the time of such termination
of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent under this Lease which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

                           (b) sums equal to the Fixed  Rent and the  Additional
Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

                  21.2 Successive Suits, etc. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 21.1.

                  21.3 Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 19, if any Fixed Rent, Additional Rent or damages payable hereunder by Tenant to Landlord is not paid within thirty (30) days after demand therefor, the same shall bear interest at the rate of one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.

                  21.4 Purchase and Sale Agreement. Nothing in this Lease is intended to or shall in manner whatsoever limit any remedies of either party to the Purchase and Sale Agreement, which shall be cumulative with any supplement any remedies set forth in this Lease.


                                   ARTICLE 22

                                   Surrender

                  22.1 Condition of Demised Premises. (a) On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease. Tenant shall remove from the Demised Premises all of Tenant's Property and all personal property and personal effects of all persons claiming through of under Tenant, and shall pay the cost of repairing all damage to the Building and the Demised Premises occasioned by such removal.

                           (b)  Tenant  shall  not be  obligated,  at or  before
quitting and surrendering the Demised Premises, to restore the Demised Premises, or any part thereof, to the state or condition of the Demised Premises, or such part, existing at any time prior to the Commencement Date, but at the option of Landlord, Tenant shall be obligated at or before quitting or surrendering the Demised Premises to restore the same to their state or condition existing prior to the making of Alterations by Tenant. If Tenant does not perform the restoration Tenant is obligated to perform pursuant to this Section, Landlord may (but shall not be obligated to) perform such restoration at the expense of Tenant and Tenant shall pay Landlord the restoration expense upon rendition of Landlord's bill.

                  22.2 Tenant's Property. Any Tenant's Property or other personal property (other than money, securities, documents, or other valuables) which shall remain in the Demised Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the date of termination of this Lease, promptly remove from the Demised Premises any Tenant's Property or other personal property at Tenant's own expense. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, cost of moving and storage, any arrears of Fixed Rent or Additional Rent and damages to which landlord may be entitled hereunder or pursuant to law. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant on demand.

                  22.3 Survival. Tenant's obligations under this Article shall survive the termination of this Lease.


                                   ARTICLE 23

                           Access to Demised Premises

                  23.1 Landlord's Rights. Landlord and Landlord's Agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises upon prior notice (except in the case of emergency) to Tenant at all reasonable times to examine the Demised Premises or for any of the purposes set forth in this Article, the Purchase and Sale Agreement or the Enviromental Indemnification Agreement or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease; (ii) to exhibit the Demised Premises to others; and (iii) in connection with any of Landlord's obligations under this Lease.

                  23.2 No Eviction. The exercise by Landlord or Landlord's Agents of any right reserved to Landlord in this Article shall not constitute an actual or construction eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents, or upon any Superior Lessor or Superior Mortgagee by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                                   ARTICLE 24

                                    Waivers

                  24.1 Order of Payment. If Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.


                                   ARTICLE 25

                                 Miscellaneous.

                  25.1 Delivery of Keys, etc. No act or thing done by Landlord or Landlord's Agents during the Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Term except a written instrument accepting such surrender, executed by Landlord. The failure of Landlord to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of Rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be set forth in a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and Additional Rent then due, no endorsement or statement on any check or no letter accompanying any check or other Rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction and Landlord may accept any such check or payment without prejudice to landlord's right to recover the balance of such Rent or to pursue any other legal remedy.

                  25.2 Right to Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of ten
(10) days from the date Landlord gives Tenant notice of the default. All costs and expenses incurred by Landlord under this Section shall be payable by Tenant immediately upon demand of Landlord.

                  25.3. Notices. Any notice, statement, request, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if (i) delivered by hand; or
(ii) sent by reputable overnight delivery service addressed to the other party at the address set forth above; or (iii) sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and in the event notice is given pursuant to (iii) above shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of Connecticut, in which case it shall be deemed to have been given, rendered or made on the first business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                  25.4 No Representations, Entire Agreement. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. Except as set forth in the Purchase and Sale Agreement, all understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                  25.5 Changes and Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

                  25.6 Successors and Assigns. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 5 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 20.

                  25.7 Inability to Perform. The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of Force Majeure; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                  25.8 Notice of Accidents. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (b) any fire in the Demised Premises, (c) all damage to or defects in the Demised Premises including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (d) all damage to or defects in any parts or appurtenances of the air-conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Demised Premises.

                  25.9 Corporate  Tenant.  In the event Tenant is a corporation:
(i) the parties executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly organized Delaware corporation or foreign corporation duly qualified to do business in Connecticut and all franchise and corporate taxes have been paid; (ii) all forms, reports, fees and other documents necessary to comply with applicable law and maintain good standing will be filed when due; (iii) each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its by-laws and that this Lease is binding upon Tenant in accordance with its terms; and (iv) Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease.

                  25.10 Purchase and Sale Agreement. The terms and conditions of the Purchase and Sale Agreement shall survive the termination or expiration of this Lease. In the event that terms and conditions of the Purchase and Sale Agreement expressly contradict the terms and conditions of the Lease, the terms and conditions of the Purchase and Sale Agreement shall be controlling. Landlord and Tenant agree that the terms of the easements and licenses granted pursuant to the Purchase and Sale Agreement which are stated to be effective during the Term of this Lease are hereby incorporated herein by reference.

                  25.11 Quiet Enjoyment. If and so long as Tenant pays the Fixed Rent and Additional Rent and performs and observes all the terms, covenants and conditions hereof on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Demised Premises during the Term without hindrance or molestation by any one claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                  25.12 Governing Law, Severability,  Captions.  Irrespective of
the place of execution or performance, this Lease shall be governed by and construed in accordance with the Laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                  25.13 Sublease. It is understood and agreed that Landlord is a tenant of a portion of the Demised Premises pursuant to that certain lease agreement by and between Reba Properties, Inc. and SCM Corporation dated June 15, 1990 (the "Reba Lease"), and that this Lease shall be subject and subordinate in all respects to the Reba Lease. Tenant hereby acknowledges that it has received a copy of and reviewed the Reba Lease, and Tenant hereby agrees that if Tenant shall cause a default pursuant to the Reba Lease, said default shall be regarded as a default pursuant to this Lease, and Landlord shall have all rights and remedies for such default as set forth in this Lease.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of he day and year first above written.

                                            LANDLORD:

                                            SMITH CORONA CORPORATION



                                            By_____________________________
                                              Name:
                                              Its:
                                              Duly Authorized


                                            TENANT:

                                            J.M. MURRAY CENTER, INC.


                                            By_____________________________
                                              Name:
                                              Its:
                                              Duly Authorized

                                   Exhibit A


                        [Legal Description of Property]

                                                                 EXHIBIT 8.1(d)

                                 ENVIRONMENTAL
                           INDEMNIFICATION AGREEMENT



          THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT, dated as of
February 28, 1995 ("Agreement"), is by and among the Smith Corona Corporation, a New York corporation having its a place of business at 839 NYS Route 13, Cortland, New York 13045 ("SCC"), and J.M. Murray Center, Inc. (sheltered workshop for handicapped), a New York not-for-profit corporation with an office at West Road, Cortland, New York 13045, ( "JMMC").

                              W I T N E S S E T H:

         WHEREAS, JMMC has entered into a Purchase and Sale Agreement with SCC, dated as of February 28, 1995 ("Purchase Agreement"), to lease from SCC a 12.704 acres parcel of land located on the south side of SCC's property at 839 NYS Route 13, in the Town of Cortlandville, New York (the "Land"), and as a condition to said Purchase Agreement, prior to closing title pursuant to said Purchase Agreement, JMMC shall lease said Land from SCC, and sublease the building and the other improvements located on the Land now owned by Mary M. Gemelli and under lease to SCC (the "Office Building"), as more particularly described in Exhibit A attached hereto (the Office Building and the Land are collectively referred to herein as the "Property"); and

         WHEREAS, SCC intends to purchase the Office Building from Mary M. Gemelli and, pursuant to the Purchase Agreement, reconvey the entire Property to JMMC thereafter; and

         WHEREAS, pursuant to the Purchase Agreement, JMMC intends to purchase the Property from SCC; and

         WHEREAS, SCC intends to petition shortly after the date hereof the New York State Department of Environmental Conservation to change the boundary description in the New York State Registry of Inactive Hazardous Waste Disposal Sites of the "SCM; Cortlandville State Superfund Site" so that the Property no longer falls within the description of that Site or is otherwise de-listed from the Registry; and

         WHEREAS, JMMC and SCC require, as a condition and an inducement for each to enter into the contemplated Purchase Agreement, that the parties enter into, execute, deliver and perform this Environmental Indemnification Agreement.

         NOW THEREFORE, the parties hereby agree as follows:

         Section 1. Definitions. All capitalized terms used in this Agreement and not hereafter defined shall have the meanings set forth below.

             (a) "Disposal" has the same meaning as given to that term in the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq.)

             (b) "Environment" means any water or water vapor, any land, including land surface or subsurface, air, fish, wildlife, flora, fauna, biota and all other natural resources.

             (c) "Environmental Laws" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection, conservation or remediation of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or Disposal of Hazardous Substances or solid waste, and the rules, regulations, guidelines, decisions, orders and directives of federal, state and local governmental agencies, courts and authorities with respect thereto.

             (d)  "Environmental  Permits"  mean  all  permits,   licenses,
approvals, authorizations, consents or registrations required by any applicable Environmental Law in connection with: (i) the ownership, construction, equipping, use and/or operation of the Property, (ii) the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or solid wastes, or (iii) the sale, transfer or conveyance of the Property.

             (e) "Hazardous Substance" means, without limitation, any flammable, explosive or radioactive materials, radon, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, oil, petroleum, petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), the Federal Water Pollution Control Act, as amended, (33 U.S.C. Sections 1251, et seq.), the Oil Pollution Control Act of 1990(33 U.S.C. 2701, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Sections 651, et seq.), Article 12 of the New York State Navigation Law, Articles 17 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law.

             (f) "JMMC Indemnitees" mean the JMMC, its successors, and all of their directors, officers, board members, employees, agents and representatives, acting in their official capacity.

             (g) "Lease" means that certain lease by and between JMMC, as tenant, and SCC, as landlord, as more particularly described in the Purchase Agreement.

             (h) "SCC Indemnitees" mean SCC, its parent, affiliates and successors, and all of their directors, officers, shareholders, employees, agents and representatives, acting in their official capacity.

             (i) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

         Section 2. SCC's Representations and Warranties. Except as set forth in Exhibit B, SCC hereby represents and warrants to the JMMC Indemnitees that, to the best of SCC's knowledge:

             (a) The Property is not being and has not been used in violation of any applicable Environmental Law for: (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) a landfill or other waste management or disposal site,
(iii) military, manufacturing or industrial purposes, or (iv) the storage of petroleum or petroleum based products.

             (b) Underground storage tanks are not and have not been located on the Property.

             (c) The soil, subsoil, bedrock, surface water and groundwater of the Property are free of Hazardous Substances, other than any such substances that occur naturally, at levels above applicable standards, criteria and guidance of the New York State Department of Environmental Conservation set for the protection of human health and the environment.

             (d) There has been no Release or threat of a Release of any Hazardous Substance on, at, to or from the Property which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on or at the Property, and SCC has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any prior operator, owner, tenant, subtenant, licensee or occupant of the Property or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property.

             (e) These representations and warranties shall survive the signing of this Agreement, and continue and remain in full force and effect, until JMMC takes possession of the Property.

         Section 3. JMMC's Representations and Warranties. Except for conditions or actions that were caused by SCC, JMMC hereby represents and warrants to SCC Indemnitees that, to the best of JMMC's knowledge:

             (a) All Environmental Permits necessary for the proposed use and operation of the Property by JMMC will be obtained and will be in full force and effect by the time JMMC occupies the Property.

             (b) This representations and warranties shall survive the signing of this Agreement, and continue and remain in full force and effect, until JMMC takes possession of the Property.

         Section 4. Covenants of SCC. SCC hereby covenants and agrees with the JMMC Indemnitees as follows:

            (a) SCC shall promptly provide the JMMC with a copy of all notifications, written complaints, claims, citations, demands, inquiries or reports which it gives to or receives with respect to (i) environmental conditions at or affecting the Property, or (ii) any past or present Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property. If SCC receives or becomes aware of any such notification which is not in writing or otherwise capable of being copied, SCC shall promptly advise the JMMC of such verbal, telephonic or electronic notification and confirm such notice in writing.

           (b) SCC shall petition, at its sole expense and at no cost or expense to JMMC, shortly after the date hereof, the New York State Department of Environmental Conservation to change the boundary description in the New York State Registry of Inactive Hazardous Waste Disposal Sites ("Registry") of the "SCM; Cortlandville State Superfund Site" so that the Property no longer falls within the description of that site or to otherwise delist the Property from the Registry.

         Section 5.  Indemnification by SCC.

            (a) SCC hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend, save and hold harmless the JMMC Indemnitees from and against any and all damages (other than consequential damages or lost profits), losses, liabilities, obligations, fines, amounts in contribution, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any or all of the JMMC Indemnitees relating to, resulting from or arising out of: (i) the equipping, operation or use of the Property prior to the date of this Agreement in violation of any applicable Environmental Law for the storage, treatment, generation, transportation, processing, handling, management, production or disposal of any Hazardous Substance or solid waste,

(ii) a material misrepresentation or inaccuracy in any of SCC's representations or warranties contained in this Agreement, or a material breach of or failure to perform any of SCC's covenants contained herein, (iii) the presence of any Hazardous Substance at, on or in the Property as of the date of this Agreement, (iv) the presence of any Hazardous Substance as of the date of this Agreement in the Environment adjacent to or in the vicinity of the Property due to an act or omission of SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees or licensees which later migrates onto the Property, (v) the Release, threat of Release, or Disposal, of any Hazardous Substance or solid waste on, at, to or from the Property or to the Environment adjacent to or in the vicinity of the Property which later migrates onto the Property, after the date of this Agreement, caused by an act or omission of SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees,
(vi) a violation of any applicable Environmental Law at or affecting the Property by SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees, or (vii) non-compliance with any Environmental Permit at or affecting the Property by SCC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, or licensees, (collectively, the "SCC Indemnified Matters"); provided, however, that SCC Indemnified Matters shall in no respect include any action or condition to the extent that it was caused by one or all of the JMMC Indemnitees, or their licensees, contractors, subcontractors, invitees, subtenants or occupants.

             (b) The liability of SCC to the JMMC Indemnitees hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Purchase Agreement by or for the benefit of the JMMC, unless said amendment or modification so states, (ii) the purchase of the Property by JMMC, (iii) any exculpatory provision contained in the Purchase Agreement limiting JMMC's recourse to SCC, (iv) any applicable statute of limitations, (v) any investigation or inquiry conducted by or on the behalf of JMMC Indemnitees or any information which the JMMC Indemnitees may have or obtain with respect to the environmental or ecological condition of the Property, (vi) the sale, assignment, subleasing, transfer or conveyance of all or part of the Property or SCC's interests and rights in, to, and under the Purchase Agreement, (vii) the termination of the Purchase Agreement, or (viii) the release or discharge, in whole or in part, of SCC, in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding.

             (c) The indemnification contained herein is wholly independent of and in addition to any obligation which SCC may have to any or all of the JMMC Indemnitees as a matter of law or regulation or under other agreement or instrument.

         Section 6. Covenants of JMMC. The JMMC hereby covenants and agrees with SCC Indemnitees as follows:

             (a) The JMMC shall promptly provide SCC with a copy of any and all notifications, written complaints, claims, citations, demands, inquiries or reports which it gives to or receives with respect to (i) environmental conditions at or affecting the Property, or (ii) any past or present Release or the threat of a Release of any Hazardous Substance on, at, to or from the Property. If the JMMC receives or becomes aware of any such notification which is not in writing or otherwise capable of being copied, the JMMC shall promptly advise SCC of such verbal, telephonic or electronic notification and confirm such notice in writing.

             (b) Prior to JMMC's purchase of the Property, and to the extent caused by JMMC's activities at the Property or the activities of JMMC's operators, subtenants, licensees, invitees and occupants at the Property, the JMMC shall, at its sole expense and at no cost or expense to SCC, undertake and complete, with due care so as not to unreasonably interfere with the conduct of SCC's business, all investigations, studies, sampling and testing and all removal or remedial actions necessary to contain, remove and clean up all Releases or threats of Releases of Hazardous Substances at the Property as required by applicable Environmental Laws. If JMMC fails to promptly remove or otherwise cleanup such Hazardous Substances, SCC may undertake such removal or cleanup, and the costs and expenses thereof shall be borne by JMMC and will be paid as additional rent under the Lease Agreement.

             (c) Prior to JMMC's purchase of the Property, JMMC shall keep, and shall require all operators, subtenants, licensees, invitees and occupants of the Property to keep, the Property free of all Hazardous Substances other than those Hazardous Substances used in the course of JMMC's business.

             (d) Prior to JMMC's purchase of the Property, JMMC shall notify SCC within 30 days of the existence at the Property of any hazardous materials used, handled, produced, stored, treated or disposed, in regulated quantities or quantities greater than 55 gallons or 200 kg., at any one time, for which records, manifests, material safety data sheets or periodic reports are to be kept or filed by JMMC according to applicable Environmental Laws.

             (e) Prior to JMMC's purchase of the Property, JMMC shall comply with, and shall require all operators, subtenants, licensees, invitees and occupants of the Property to comply with, all applicable Environmental Laws and shall obtain and comply with, and shall require all operators, tenants, subtenants, licensees, invitees and occupants of the Property to obtain and comply with, all applicable Environmental Permits.

             (f) Prior to JMMC's purchase of the Property, JMMC shall not cause or permit any change to be made in the present or intended use of the Property which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, other than those Hazardous Substances used in the course of JMMC's business, (ii) involve the use of the Property for a landfill, any other waste disposal site, or military purposes, (iii) involve the use of the Property for the storage of petroleum or petroleum based products other than those used in the course of JMMC's business, (iv) violate any applicable Environmental Law,
(v) constitute non-compliance with any Environmental Permit, or (vi), without SCC's express written prior approval, substantially increase the risk of a Release of a Hazardous Substance by changing the nature or manner in which JMMC conducts its business as of the date JMMC takes possession of the Property.

             (g) Prior to JMMC's purchase of the Property, JMMC shall at all times allow SCC Indemnitees and their officers, employees, agents, representatives, contractors and subcontractors reasonable access to the Property for the purpose of ascertaining environmental conditions and compliance, including, but not limited to, any soil or groundwater investigations deemed necessary by SCC or the performance of an environmental audit or assessment, upon the condition that due care is exercised so as not to unreasonably interfere with the conduct of JMMC's business ("Audit"). If a breach of any other covenant in this Section 6 is discovered during the course of the Audit, the fees and expenses of such Audit shall be borne by JMMC and will be paid as additional rent under the Lease Agreement.

             (h) After the purchase, JMMC shall give SCC, the DEC and other appropriate governmental authorities, and their employees, contractors, subcontractors and consultants, access to the Property, at reasonable times and upon reasonable notice, for the purposes of monitoring and sampling pursuant to the Settlement Agreement, a copy of which is attached as Exhibit B.

             (i)  JMMC  shall  not  Release,   nor  permit  its  operators,
subtenants, licensees, invitees and occupants to Release, any Hazardous Substance to the Environment at the Property except pursuant to all applicable Environmental Permits.

         Section 7. Indemnification by JMMC of SCC Indemnitees.

             (a) JMMC hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend, save and hold harmless the SCC Indemnitees from and against any and all damages (other than consequential damages or lost profits), losses, liabilities, obligations, fines, amounts in contribution, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against any or all of the SCC Indemnitees relating to, resulting from or arising out of: (i) the equipping, operation or use of the Property after the date of this Agreement in violation of any applicable Environmental Law for the storage, treatment, generation, transportation, processing, handling, management, production or disposal of any Hazardous Substance or solid waste,
(ii) a material misrepresentation or inaccuracy in any of JMMC's representations or warranties contained in this Agreement, or a material breach of or failure to perform any of JMMC's covenants contained herein, (iii) the presence of any Hazardous Substance at, on or in the Property as of the date of this Agreement,
(iv) the Release, threat of Release, or Disposal, of any Hazardous Substance or solid waste on, at, to or from the Property or to the Environment adjacent to or in the vicinity of the Property which later migrates onto the Property, after the date of this Agreement, caused by an act or omission of JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, (v) a violation of any applicable Environmental Law at or affecting SCC's adjacent real property by JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, or (vi) non-compliance with any Environmental Permit at or affecting the Property by JMMC, its officers, directors, agents, representatives, employees, contractors, subcontractors, invitees, subtenants, occupants or licensees, (collectively, the "JMMC Indemnified Matters"); provided, however, that JMMC Indemnified Matters shall in no respect include any action or condition to the extent that it was caused by one or all of the SCC Indemnitees, or their licensees, contractors, subcontractors, invitees, subtenants or occupants.

             (b) The liability of the JMMC to the SCC Indemnitees hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Purchase Agreement by or for the benefit of SCC, unless said amendment or modification so states, (ii) the purchase of the Property by JMMC, (iii) any exculpatory provision contained the Purchase Agreement limiting SCC's recourse to JMMC, (iv) any applicable statute of limitations, (v) the sale, assignment, subleasing, transfer or conveyance of all or part of the Property or the JMMC's interests and rights in, to and under the Purchase Agreement, (vi) the termination of the Purchase Agreement, (vii) the release or discharge, in whole or in part, of JMMC in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (ix) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of JMMC under the Lease Agreement.

             (c) The indemnification contained herein is wholly independent of and in addition to any obligation which JMMC may have to any or all of the SCC Indemnitees as a matter of law or regulation or under other agreement or instrument.

         Section 8. Independence. The indemnifications contained herein are wholly independent of and in addition to any obligation which the Parties may have to each other as a matter of law or regulation or under any other agreement or instrument.

         Section 9. Governing Law. This Agreement shall be governed by, construed in accordance with and enforceable under the laws of the State of New York, without regard or reference to its conflict of laws and principles.

         Section 10. Notices. All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, or by Federal Express, addressed as follows or to such other address as any party may specify in writing to the other:

         To SCC:           Attn: Michael Chernago
                           Smith Corona Corporation
                           839 NYS Route 13
                           Cortland, New York 13045

         To JMMC:          J. M. Murray Center, Inc.
                        c/o Riehlman, Shafer and Shafer
                           3 Clinton Street
                           Tully, New York 13159-0430

         Section 11. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties.

         Section 12. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 13.  Amendments, Changes and Modifications. This
Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by both Parties.

         Section 14. Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 15. This Agreement Controlling. JMMC and SCC hereby agree that, in the event there is a conflict between the terms of this Agreement, the Lease and the Purchase Agreement, the terms of this Agreement shall be controlling.

         Section 16. Survival. This Agreement shall survive: (i) an extension of the Purchase Agreement and/or Lease, (ii) closing of title pursuant to the Purchase Agreement, (iii) termination of the Purchase Agreement, (iv) sublease or assignment of the Lease, and/or (v) transfer of the Property by JMMC.

         Section 17. Recording. Either party shall have the right to record this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                           SMITH CORONA CORPORATION



                                           By:_______________________________


                                           Its ______________________________




                                           J.M. MURRAY CENTER, INC.



                                           By:________________________________


                                           Its________________________________

STATE OF NEW YORK )
                              :  ss.:
COUNTY OF CORTLAND)



      On   the   _____   day  of   __________,   1995   personally   appeared
________________________ to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                            Notary Public



STATE OF NEW YORK )
                              :  ss.:
COUNTY OF CORTLAND)



         On   the   ____   day   of   _________,    1995   personally appeared
________________________ to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.





                                              ------------------------
                                                  Notary Public

                                                             Exhibit A



PROPOSED CONVEYANCE TO MURRAY CENTER:

BEGINNING at a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN PLS 049012" set in the westerly line of NEW YORK STATE ROUTE 13, said point being in the southeasterly corner of a small cemetery, said point also being located NORTH 83 degrees, 59 minutes, 50 seconds WEST a distance of 50.06 feet from the centerline of the existing pavement of said NEW YORK STATE ROUTE 13, said point in the centerline being located SOUTH 31 degrees, 33 minutes, 10 seconds WEST as measured along said centerline a distance of 1834.99 feet from the intersection of said centerline of NEW YORK STATE ROUTE 13 and the centerline of LIME HOLLOW ROAD;

THENCE running SOUTH 31 degrees, 14 minutes, 11 seconds WEST along said westerly line of NEW YORK STATE ROUTE 13 and passing through a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" found at 74.01 feet, a total distance of 653.85 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" found in said westerly line of NEW YORK STATE ROUTE 13;

THENCE running NORTH 57 degrees, 55 minutes, 53 seconds WEST along the southerly edge of an existing asphalt driveway, a distance of 236.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" set at an angle point in said asphalt paving;

THENCE running SOUTH 77 degrees, 49 minutes, 00 seconds WEST along the southeasterly line of asphalt paving a distance of 61.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running SOUTH 35 degrees, 39 minutes, 16 seconds WEST along the easterly line of asphalt paving and a gravel parking lot a distance of 458.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 57 degrees, 02 minutes, 34 seconds WEST along the southerly line of the gravel parking lot a distance of 272.47 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 31 degrees, 10 minutes, 21 seconds EAST along the westerly line of the gravel parking lot and the westerly line of asphalt paving a distance of 495.51 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 57 degrees, 55 minutes, 53 seconds WEST a distance of
108.00 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running NORTH 32 degrees, 00 minutes, 17 seconds EAST a distance of
579.39 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012";

THENCE running SOUTH 57 degrees, 55 minutes, 53 seconds EAST a distance of
536.39 feet to a point marked by a #5 rebar with plastic cap stamped "RJ STOCKWIN/PLS 049012" set for a new corner;

THENCE running SOUTH 83 degrees, 59 minutes, 50 seconds EAST and passing through a #5 rebar with plastic cap stamped 'RJ STOCKWIN/PLS 049012" found in the southwesterly corner of a small cemetery at a distance of 2.42 feet, a total distance of 168.41 feet as measured along the southerly line of said small cemetery to the PLACE of BEGINNING and CONTAINING 12.704 acres (554,379 square feet) more or less of land.

THE ABOVE DESCRIBED PARCEL OF LAND IS ALSO SHOWN ON A SURVEY MAP BY STOCKWIN SURVEYING DATED 02/16/95, AND ENTITLED "LANDS OF:
HSCM-10, INC., (reputed owner)" AND LABELED AS FILE NO. 9501-JMC-R, SIGNED AND CERTIFIED BY R. JAMES STOCKWIN, PLS LICENSE NO. 049012.

                                                         Exhibit B



         This is Exhibit B to the Environmental Indemnification
Agreement, dated as of February 28, 1995, by and among the Smith
Corona Corporation ("SCC") and J. M. Murray Center, Inc.

         SCC hereby discloses that the Property is part of a site which the New York State Department of Environmental Conservation has listed on the New York State Registry of Inactive Hazardous Waste Disposal Sites as the "SCM; Cortlandville State Superfund Site", Site No. 712006. In addition, the Department of Environmental Conservation has classified Site No. 712006 as a "Class 2" site indicating that it is a site at which the Department believes that the hazardous wastes present constitute a significant threat to the public health or environmental and that action is required.

         An investigation has been performed to determine the quality of the groundwater beneath Site No. 712006, including, among other things, the quality of the groundwater beneath the Property. The results of that investigation with regard to the Property, as well as SCC's settlement with the governmental authorities regarding the cleanup of the Site are set forth in the attached:

         (a) Settlement Agreement, State of New York et al. v. Smith Corona Corporation, Index No. 87 CV 0190, dated January 18, 1989.

         (b) Supplemental Site Investigation Report, dated February 1990, prepared by O'Brien & Gere Engineers, Inc. for Smith Corona
Corporation.

         (c) Letter Report - Phase I environmental liability assessment, dated December 12, 1994, prepared by O'Brien & Gere
Engineers, Inc. for Smith Corona Corporation.